_________ SHARES

                             _________________, INC

                                  COMMON STOCK

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:


         1. We as the Underwriter named in the Prospectus referred to below (the "Underwriter"), have agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus (the "Underwriting Agreement"), from, a Minnesota corporation (the "Company"), an aggregate of ___________ shares of Common Stock of the Company (the "Firm Shares"). In addition, the Underwriter has been granted an option to purchase from the Company up to an aggregate of an additional _________ shares of Common Stock of the Company (the "Option Shares"), to cover over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are hereinafter collectively called the "Shares." The Shares and the terms upon which they are to be offered for sale by the several Underwriters are more particularity described in the enclosed Prospectus.


         2. The Shares are to be offered to the public by the Underwriter at a price of $_.00 per share (hereinafter called the "Public Offering Price") and in accordance with the terms of offering set forth in the Prospectus.


         3. The Underwriter is offering, subject to the terms and conditions hereof, a portion of the Shares for sale to (a) certain dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") and which agree to comply with the provisions of Rules 2420, 2730, 2740, and 2750 of the NASD Conduct Rules (the "NASD Rules") and (b) foreign dealers or institutions ineligible for membership in the NASD which agree (i) not to resell the Shares to purchasers in, or to persons who are nationals or residents of, the United States of America, or when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell; and (ii) to comply, as though such foreign dealer or institution were a member of the NASD, with the NASD's interpretation with respect to free-riding and withholding and with the foregoing Sections of the NASD Rules, to the extent applicable to foreign nonmember brokers or dealers, (such dealers and institutions agreeing to purchase Shares hereinafter referred to as "Selected Dealers") at the Public Offering Price less a selling concession of $____ per share, payable as hereinafter provided, out of which concession an amount not exceeding $___ per share may be reallowed by Selected Dealers to members of the NASD or to foreign dealers or institutions ineligible for membership therein which agree as aforesaid. This offering is made subject to delivery of the Shares and their acceptance by us, to the approval of all legal matters by counsel and to the terms and conditions herein set forth. Some or all of the Underwriters may be included among the Selected Dealers. The Underwriter has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.


         4. We may buy Shares from, or sell Shares to, any Selected Dealer, or any other Underwriter, and any Selected Dealer may buy Shares from, or sell Shares to, any other Selected Dealer or any Underwriter at the Public Offering Price less all or any part of the concession. After the initial public offering we may change the Public Offering Price, the concession and the reallowance.

         5. If prior to the termination of this Agreement, we purchase or contract to purchase, in the open market or otherwise, for the account of the Underwriter any Shares purchased by you hereunder, you agree to pay us on demand for our account an amount equal to the concession on such Shares. In addition, we may charge you with any transfer taxes and broker's commission or dealer's mark-up paid in connection with such purchase or contract to purchase.

         6. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Shares.


         7. If you desire to purchase any of the Shares, your indication of interest should reach us promptly by telephone or facsimile at the offices of Tuschner & Company, Inc., Suite 800, One Financial Plaza, 120 South Sixth Street, Minneapolis, Minnesota 55402. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement.


         8. The privilege of purchasing the Shares is extended to you only on behalf of the Underwriter to those Selected Dealers that may lawfully sell the Shares in your state.

         9. Any of the Shares purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of the Shares other than as contained in the Prospectus.

         10. This Agreement will terminate when we shall have determined that the public offering of the Shares has been completed and upon telegraphic notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the 30th full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for, an additional period or periods not exceeding 30 full business days in the aggregate upon telegraphic notice to you.

         11. For the purpose of stabilizing the market in the Common Stock of the Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Shares, to over-allot.

         12. You agree to advise us from time to time upon request, prior to the termination of this Agreement, of the number of Shares purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Shares shall be needed to make delivery of Shares sold or over-allotted for the account of the Underwriter, you will, forthwith upon our request, grant to us for our account the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Shares owned by you as shall have been specified in our request.

         13. On becoming a Selected Dealer, and in offering and selling the Shares, you agree (which agreement shall also be for the benefit of the Company) to comply with all applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution or preliminary and final prospectuses for securities of an issuer and confirm that you have complied and will comply therewith.

         14. Upon request, you will be informed as to the jurisdictions in which we have been advised that the Shares have been qualified for sale under the respective securities or Blue Sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any jurisdiction or as to any sale therein. You authorize us to file on your benefit a New York Notice, if required.

         15. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

         16. No Selected Dealer is authorized to act as our agent, or otherwise to act on our behalf in offering or selling the Shares to the public or otherwise.

         17. We shall not be under any liability for or in respect of the value, validity or form of the Shares, or delivery of the certificates for the Shares, or the performance by anyone of any agreement on such person's part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.


         18. Payment for the Shares sold to you hereunder is to be made at the Public Offering Price, less selling concession, on or about ________, 199__, or such later date as we may advise, by certified or official bank check, payable to the order of Tuschner and Company, Inc., in current funds, at such place as we shall specify on one day's notice to you against delivery of certificates for the Shares. Notwithstanding the foregoing, if transactions in the Shares can be settled through the facilities of The Depository Trust Company, payment for and delivery of the Shares purchased by you hereunder will be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in our facsimile or telegram to you, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions you may send us prior to such specified date.

         19. Notice to us should be addressed to us c/o John M. Tuschner, Tuschner and Company, Inc., Suite 800, One Financial Plaza, 120 South Sixth Street, Minneapolis, Minnesota 55402. Notices to you shall be deemed to have been duly given if sent by telefacsimile, telegraphed or mailed to you at the address to which this letter is addressed.


         20. This Agreement shall be governed by the internal laws of the State of Minnesota, without giving effect to the principles thereof relating to the conflict of laws.

         21. If you desire to purchase any of the Shares, please confirm your subscription by signing and returning to us your confirmation overleaf on the duplicate copy of this letter enclosed herewith even though you have previously advised us thereof by telephone or telefacsimile.

                                                     Very truly yours,


                                                     TUSCHNER AND COMPANY, INC.




                                                     By:________________________

Dated: ________________________


CONFIRMATION


         We confirm our agreement to purchase ________ shares of Common Stock of ________ Corporation (the "Shares"), subject to all the terms and conditions set forth in the foregoing Selected Dealers Agreement. We hereby acknowledge receipt of the Prospectus. We further state that in purchasing the Shares, we have relied upon the Prospectus and upon no other statement whatsoever, whether written or oral. We hereby confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) a dealer with its principal place of business located outside the United Sates, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934 who hereby agrees not to make any sales within the Unites States, its territories or its possessions or to persons who are nationals thereof or resident therein. We hereby agree to comply with the provisions of NASD Rules 2420, 2730, 2740, and 2750 and, if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of the above NASD Rules as those Rules apply to non-member foreign dealers.

Dated:____________, 1997



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                                    (Print corporate or firm name of
                                     Selected Dealer)


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                                    (Signature of authorized officer or partner)



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                                    (Print name of person signing)

                                    Address:

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